Exhibit 10.9

Final

SECOND AMENDMENT TO NOTICE AND award AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) is entered into as of December ____, 2021 (the “Effective Date”) by and among Mattress Firm Group Inc. (f/k/a Stripes US Holding, Inc.) (the “Company”) and [NAME] (the “Holder”).

WHEREAS, the Holder and the Company entered into that certain Restricted Stock Unit Award and Phantom PIK Award Notice (the “[DATE] Award Notice”) and Restricted Stock Unit Award and Phantom PIK Award Agreement (the “[DATE] Award Agreement”), dated as of [DATE] (the [DATE] Award Notice and the [DATE] Award Agreement, collectively, the “Notice and Award Agreement”) under the Stripes US Holding, Inc. 2019 Omnibus Incentive Plan (the “Plan”). Capitalized terms used, but not defined herein, shall have the meaning set forth in the Notice and Award Agreement; and

WHEREAS, the parties hereto now wish to amend the Notice and Award Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                     The last sentence of the paragraph titled “Settlement of Restricted Stock Units” in the Award Notice is hereby amended in its entirety to read as follows:

“With respect to any Restricted Stock Units that vest following satisfaction of the RSU Settlement Condition (other than the Restricted Stock Units that will vest on [DATE] (the “2022 RSUs”)), the delivery of shares or payment in lieu thereof shall be completed no more than 30 days after the date on which the Restricted Stock Units become vested as provided herein. With respect to the 2022 RSUs, the delivery of shares or payment in lieu thereof shall be completed by the last business day of the sixth month following the date on which the RSU Settlement Condition is satisfied.”

2.                     The second sentence of Section 4.1 of the Award Agreement is hereby deleted and amended and restated in its entirety to read as follows:

“With respect to any Restricted Stock Units that vest following satisfaction of the RSU Settlement Condition other than the 2022 RSUs, the delivery of shares or payment in lieu thereof shall be completed no more than 30 days after the date on which the Restricted Stock Units become vested as provided herein. With respect to the 2022 RSUs, the delivery of shares or payment in lieu thereof shall be completed by the last business day of the sixth month following the date on which the RSU Settlement Condition is satisfied.”

3.                      Except as expressly amended hereby, the Notice and Award Agreement shall remain in full force and effect in accordance with its original terms.

4.                     This Amendment may be executed by .pdf or facsimile signatures in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

HOLDER

[NAME]

Mattress firm group inc.

By:
Name: Kindel Nuno
Title: EVP, Legal and General Counsel

[Signature Page to Second Amendment to Notice and Award Agreement]